EXHIBIT 32.1
Certification of Chief Executive Officer
In connection with the Quarterly Report of Atlas Financial Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(i)	the Report of the Company fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 8, 2021

/S/ Scott D. Wollney
Scott D. Wollney President and Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to Atlas Financial Holdings, Inc. and will be retained by Atlas Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.